UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 13, 2006

Bottomline Technologies (de), Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	000-25259	02-0433294
(State or Other Jurisdiction of Incorporation	(Commission File Number)	(IRS Employer Identification No.)

325 Corporate Drive, Portsmouth, New Hampshire 03801 (Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (603) 436-0700

Not Applicable.

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On October 13, 2006, Bottomline Technologies (de), Inc. (the “Registrant”) entered into a Share Purchase Agreement with Bottomline Technologies Limited (the “Company”) and the shareholders of FormScape Group Limited (“Formscape”), pursuant to which the Company acquired all of the outstanding share capital of Formscape, a private company incorporated in the United Kingdom, from the Formscape shareholders. Formscape has operations in the United States, the United Kingdom and Germany. The consideration issued in connection with the acquisition was approximately $22,156,000, comprised of $16,950,000 in cash and 521,159 shares of common stock, $0.001 par value per share (valued at approximately $5,206,000 on the date of the acquisition), of the Registrant (the “Shares”). The Shares were offered and issued to Formscape shareholders pursuant to Regulation D and Regulation S under the Securities Act of 1933, as amended, based in part upon representations made by such Formscape shareholders. The Share Purchase Agreement is filed as Exhibit 99.1 and the press release issued in connection with this acquisition is filed as Exhibit 99.2 to this Current Report on Form 8-K.

Item 2.01. Completion of Acquisition or Disposition of Assets.

The information in Item 1.01 is incorporated herein by reference.

Item 3.02. Unregistered Sales of Equity Securities.

The information in Item 1.01 is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(a) (b)

Any required historical or pro forma financial statements will be filed with an amendment hereto within seventy-one (71) calendar days after the date that the initial current report on Form 8-K was required to be filed.

(c) Not applicable.

(d) Exhibits.

99.1 Share Purchase Agreement, dated as of October 13, 2006, between the Sellers (as defined therein), the Company and the Registrant

99.2 Press Release issued by the Company on October 16, 2006

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BOTTOMLINE TECHNOLOGIES (de), INC.

Date: October 18, 2006	By:	/s/ KEVIN M. DONOVAN
Kevin M. Donovan Chief Financial Officer and Treasurer

EXHIBIT INDEX

Exhibit No.	Description
99.1	Share Purchase Agreement, dated as of October 13, 2006, between the Sellers (as defined therein), the Company and the Registrant

99.2	Press Release issued by the Company on October 16, 2006